KeyCorp First Quarter 2020 Earnings Review April 16, 2020 Beth E. Mooney Chris Gorman Chairman and President and Chief Executive Officer Chief Operating Officer Don Kimble Vice Chairman and Chief Financial Officer

FORWARD-LOOKING STATEMENTS AND ADDITIONAL INFORMATION This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, KeyCorp’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “seek,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible,” “potential,” “strategy,” “opportunities,” or “trends,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are based on assumptions that involve risks and uncertainties, which are subject to change based on various important factors (some of which are beyond KeyCorp’s control.) Actual results may differ materially from current projections. Actual outcomes may differ materially from those expressed or implied as a result of the factors described under “Forward-looking Statements” and “Risk Factors” in KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2019 (“Form 10-K”) and in other filings of KeyCorp with the Securities and Exchange Commission (the “SEC”). In addition to the aforementioned factors, the COVID-19 global pandemic is adversely affecting us, our clients, and our third-party service providers, among others, and its impact may adversely affect our business and results of operations over a period of time. Such forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward- looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events. For additional information regarding KeyCorp, please refer to our SEC filings available at www.key.com/ir . Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. This presentation also includes certain non-GAAP financial measures related to “tangible common equity,” “cash efficiency ratio,” and certain financial measures excluding notable items. Notable items include certain revenue or expense items that may occur in a reporting period in which management does not consider indicative of ongoing financial performance. Management believes it is useful for the investment community to consider financial metrics with and without notable items in order to enable a better understanding of company results, facilitate comparability of period-to-period financial results, and to evaluate and forecast those results. Although Key has procedures in place to ensure that these measures are calculated using the appropriate GAAP or regulatory components, they have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of results under GAAP. For more information on these calculations and to view the reconciliations to the most comparable GAAP measures, please refer to the appendix of this presentation, or page 80 of our Form 10-K dated December 31, 2019. GAAP: Generally Accepted Accounting Principles 2

Key’s Strong Response Business Resiliency . Executed business resiliency plans: operational effectiveness across the franchise . Dedicated team: highly engaged workforce − >11,000 team members working from home − ~85% of branches remain open for drive-thru service and appointments . Client outreach and support: playing a critical role in providing capital and assistance to clients − Offering forbearance options and temporary assistance loans for consumers − Processed over 38,000 applications for PPP small business loans . Distinctive strategy and business model: positioned to perform through adverse environments and capitalize on opportunities through recovery phase PPP= Paycheck Protection Program 3

Investor Themes . 1Q20 earnings: reflects the impact of the COVID-19 pandemic on reserves and market-based revenue Financial . Balanced interest rate positioning: hedging strategies began in 3Q18 to reduce exposure to declining rates . Strong balance sheet: relationship-oriented lending franchise coupled with strong deposit base . Moderate risk profile: significant improvement to risk profile over the past decade . Strong credit discipline: consistent underwriting standards and risk tolerances Credit Quality . Established pandemic watchlist: monitoring clients potentially impacted by COVID-19 . Implemented CECL: reflects significant change to economic scenario due to pandemic . Strong capital and liquidity: positioned to weather adverse operating environments Capital and . Stress scenarios: government-mandated and internal stress tests demonstrate Key would Liquidity remain well-capitalized through periods of significant stress . Significant liquidity and well-designed contingency funding plans: contingent liquidity of over $50 billion (liquid assets + unused borrowing capacity) to support clients 4

Financial Review 5

Financial Highlights Continuing operations, unless otherwise noted 1Q20 4Q19 1Q19 LQ ∆ Y/Y ∆ EPS – assuming dilution $ .12 $ .45 $ .38 (73) % (68) % Cash efficiency ratio (a) 62.3% 58.7% 61.9% 368 bps 48 bps (a) Profitability Return on average tangible common equity 3.8 14.1 13.7 N/A (987) Return on average total assets .40 1.27 1.18 (87) (78) Net interest margin 3.01 2.98 3.13 3 (12) Common Equity Tier 1 (b) 8.95% 9.44% 9.81% (49) bps (86) bps Capital Tier 1 risk-based capital (b) 10.31 10.86 10.94 (55) (63) Tangible common equity to tangible assets (a) 8.26 8.64 8.43 (38) (17) NCOs to average loans .35% .42% .29% (7) bps 6 bps Asset NPLs to EOP portfolio loans .61 .61 .61 - - Quality Allowance for loan and lease losses to EOP loans 1.32 .95 .98 37 34 EOP = End of Period (a) Non-GAAP measure: see Appendix for reconciliations 6 (b) 3/31/20 ratios are estimated

Loans Total Average Loans Highlights $ in billions vs. Prior Year $100 6.00% $96 . Average loans up 7% from 1Q19 $95 5.50% − Commercial balances reflect strong C&I growth $90 $90 (+8%) driven by broad-based growth with 5.00% middle-market clients, partially offset by a $85 decline in commercial real estate 4.85% 4.32% 4.50% − Consumer loan growth (+16%) driven by $80 momentum from Laurel Road, residential mortgage, and indirect auto $75 4.00% 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 Total average loans Loan yield vs. Prior Quarter Portfolio Detail . Average loans up 3% from 4Q19 $ in billions − Driven by $7 B of commercial loan growth in C&I Consumer March, reflecting the impact of the pandemic $49 $27 − Consumer loans up 4% reflecting:  $600 MM Laurel Road originations in 1Q20 $46 $23  Record $1.3 B funded residential mortgage volume 1Q19 1Q20 1Q19 1Q20 7

Deposits Average Deposits Highlights $ in billions $120 $110 1.40% . Interest-bearing deposit costs down 14 bps from $108 4Q19, reflecting impact of lower interest rates $100 1.20% . Strong and stable deposit base 1.00% .82% $80 1.03% − 25% noninterest-bearing (a) 34% 0.80% $60 − ~65% stable retail and low-cost escrow .76% 0.60% (b) .62% − 92% loan to deposit ratio $40 0.40% vs. Prior Year $20 0.20% . Average deposits up 3% from 1Q19 $0 0.00% 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 − Growth from consumer and commercial relationships Commercial Cost of total deposits Consumer x Cost of total interest-bearing deposits − Partially offset by decline in time deposits as a result of lower interest rates 1Q20 Average Deposit Mix $ in billions vs. Prior Quarter $11.2 . Average deposit balances down 2% from 4Q19 $4.7 $27.7 Noninterest-bearing − Short-term and seasonal deposit outflows NOW and MMDA − Decline in time deposits as a result of lower Savings CDs and other time deposits interest rates $66.7 . Since February, deposit growth has funded loan growth (a) Based on period-end balances 8 (b) Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits

Net Interest Income and Margin Net Interest Income & Net Interest Margin Trend (TE) Highlights $ in millions; continuing operations vs. Prior Year $985 $989 $1,000 4.0% . Net interest income up $4 MM (+.4%) from 1Q19 $900 − Largely driven by higher earning asset 3.5% balances $800 3.13% − Partially offset by lower earning asset yields 3.01% $700 vs. Prior Quarter 3.0% $600 . Net interest income up $2 MM (+.2%) from 4Q19 $500 2.5% − Largely driven by higher earning asset 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 balances Net interest income (TE)x Net Interest Margin (TE) − Partially offset by lower earning asset yields and one less day in the quarter NIM Change vs. Prior Quarter 4Q19: 2.98% Balance sheet mix .06 Interest rates (.03) Total change .03 1Q20: 3.01% TE = Taxable equivalent 9

Noninterest Income Noninterest Income Highlights vs. Prior Year $ in millions up / (down) 1Q20 vs. 1Q19 vs. 4Q19 . Noninterest income down $59 MM (-11%) from Trust and investment services income $ 133 $ 18 $ 13 1Q19 Investment banking and debt 116 6 (65) placement fees − Other income down (-$98 MM), largely driven Service charges on deposit accounts 84 2 (2) by market-related valuation adjustments for Operating lease income and other 30 (7) (9) customer derivatives and trading losses leasing gains − Partially offset by increases in trust and Corporate services income 62 7 (3) investment services income (+$18 MM) Cards and payments income 66 - (1) − Continued strength in consumer mortgage Corporate-owned life insurance 36 4 (3) income (+$9 MM) Consumer mortgage income 20 9 (1) Commercial mortgage servicing fees 18 - (1) vs. Prior Quarter Other income (88) (98) (102) Total noninterest income $ 477 $ (59) $ (174) . Noninterest income down $174 MM (-27%) from 4Q19 − Other income down (-$102 MM), largely driven by market-related valuation adjustments for customer derivatives and trading losses − Lower investment banking and debt placement fees (-$65 MM) related to seasonal flows and COVID-19 impacts − Partially offset by higher trust and investment services income (+$13 MM) 10

Noninterest Expense

Noninterest Expense

$ in millions favorable / (unfavorable)	1Q20	vs. 1Q19	vs. 4Q19
Personnel	$ 515	$ 48	$ 36
Net occupancy	76	(4)	-
Computer processing	55	(1)	(4)
Business services, professional fees	44	-	10
Equipment	24	-	1
Operating lease expense	36	(10)	(4)
Marketing	21	(2)	6
FDIC assessment	9	(2)	(1)
Intangible asset amortization	17	5	2
OREO expense, net	3	-	-
Other expense	131	(2)	3
Total noninterest expense	$ 931	$ 32	$ 49
Notable Items:			
Pension settlement charge	-	-	18
Professional fees related to fraud loss	-	-	4
Efficiency initiative expenses	-	26	-
Total noninterest expense, excl. notable items[(a)]	$ 931	$ 6	$ 27

Highlights

vs. Prior Year

- Noninterest expense down $32 MM (-3%) from 1Q19
  - Excluding notable items down $6 MM (-.6%)[(a)]
- Reflects the successful implementation of expense initiatives, partially offset by expenses related to Key's acquisition of Laurel Road in April 2019

vs. Prior Quarter

- Noninterest expense down $49 MM (-5%) from 4Q19
  - Excluding notable items down $27 MM (-3%)[(a)]
- Decrease from prior quarter reflects:
  - Lower incentive compensation related to operating results
  - Lower business services and professional fees and seasonally lower marketing expense

(a) Non-GAAP measure and excludes notable items: see Appendix for detail

11

Current Expected Credit Loss (CECL) Day 1 Implementation Day 2 . January 1, 2020 impact (a) : . Provision exceeded net charge-offs by $275 MM − $204 MM (23%) increase of Allowance for Loan . Reasonable and supportable period: 2 years and Lease Losses (ALLL) from continuing operations Qualitative Adjustment Methodology: − The overall increase in the ALLL is driven by . Base case assumptions adjusted to our longer duration consumer portfolio incorporate estimated impact from the − $57 MM increase in Reserve for Unfunded Loan pandemic, including: Commitments (RULC) − A severe downturn in economic activity, with − All former purchased credit impaired (PCI) a partial recovery later in the year loans became purchased credit deteriorated − Increased reserves were provided for certain (b) (PCD) loans customers reflecting greater impact from the  As a result of CECL, PCD loans that pandemic meet the definition of nonperforming are − Reserves reflected the impact of loan now included in nonperforming migration and growth through 3/31/20 disclosures (b) ¢ resulted in $45 MM increase in NPLs in 1Q20 . Regulatory Capital implications: − Elected to delay the impact of the transition for 2 years (phased in over 3 years beginning in 2022) (a) Resulted in $230 MM decrease of retained earnings, net of deferred taxes ($71 MM) 12 (b) PCI loans and leases meeting nonperforming criteria were historically excluded from Key’s nonperforming disclosures

Credit Quality

Net Charge-offs & Provision for Credit Losses



$ in millions
$400
$300
$200
$100
$0
CECL Implementation
1.00%
.80%
.60%
.40%
.20%
.00%
4Q19 and 3Q19 reflect $16 MM and $123 MM, respectively, from previously disclosed fraud loss
$64
$62
.29%
.35%
$84
$359
2Q18
3Q18
4Q18
1Q19
2Q19
3Q19
4Q19
1Q20
NCOs
Provision for credit losses
NCOs to avg loans
NCOs to avg loans excl. fraud loss(a)

Nonperforming Loans(b)



$ in millions
$800
$600
$400
$200
$0
2.00%
1.60%
1.20%
.80%
.40%
.00%
$548
$632
.61%
.61%
2Q18
3Q18
4Q18
1Q19
2Q19
3Q19
4Q19
1Q20
NPLs
NPLs to period-end loans

Allowance for Loan and Lease Losses



$ in millions
$1,400
$1,200
$1,000
$800
$600
1Q20 allowance for loan losses to period-end loans of 1.32%
$1,359
250%
200%
150%
100%
50%
0%
161%
215%
$883
2Q18
3Q18
4Q18
1Q19
2Q19
3Q19
4Q19
1Q20
Allowance for loan and lease losses
Allowance for loan and lease losses to NPLs

NCO = Net charge-off

(a) Excludes fraud loss in 4Q19 and 3Q19; see reconciliation in Appendix

(b) Purchased credit impaired (PCI) loans and leases meeting nonperforming criteria were historically excluded from Key's nonperforming disclosures. As a result of CECL implementation on 1/1/20, PCI loans became purchased credit deteriorated (PCD) loans. PCD loans that meet the definition of nonperforming are now included in nonperforming disclosures, resulting in a $45 million increase in NPLs in 1Q20

13

Select Commercial Portfolio Focus Areas

Active Portfolio Surveillance

- Ongoing portfolio reviews
- Monitoring ratings migration
- Central reporting on enterprise-wide relief initiatives
- Established pandemic watchlist and ongoing review of commercial clients at risk
  - Evaluate business position as well as potential COVID implications
  - Deferral requests automatically added

Portfolios in Focus

		Outstandings	% Total Loans
Consumer Behavior	• Restaurants ($480 MM), sports, entertainment/ leisure, services, education, etc.	$5.3 B	5.1%
Travel/ Tourism/	• Diversified portfolio including hotels, tours, air/ water/ rail leasing	$3.1 B	3.0%
Leveraged Lending	• All exposure has total debt/EBITDA > 4.0x or senior debt/EBITDA > 3.0x and meets the purpose test (the new debt finances a buyout, acquisition, or capital distribution) • Diversified portfolio in multiple industries	$2.7 B	2.6%
Oil & Gas	• Primarily focused upstream; reserve-based • Comprised of ½ oil, ½ gas • Stress-tested at various price points	$2.7 B	2.6%

Portfolios reviewed on a frequent and ongoing basis

14

Capital Common Equity Tier 1 (a) Highlights 11.00% . Strong capital position: CET1 ratio of 8.95% (a) at 3/31/2020 10.00% 9.81% . Capital positioned to weather adverse operating 8.95% 9.00% environments . Disciplined capital management, including 8.00% meaningful shareholder return in 1Q20: 7.00% − Quarterly common share dividend of $.185 − Completed $120 MM (c) of common share 6.00% 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 repurchases Tangible Common Equity to Tangible Assets (b) Quarterly Common Share Dividend $0.20 10.00% $.185 $.17 9.00% 8.43% $0.16 8.26% 8.00% $0.12 7.00% 6.00% $0.08 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 (a) 3/31/20 ratio is estimated and reflects Key's election to adopt the CECL optional transition provision (b) Non-GAAP measure: see Appendix for reconciliation 15 (c) Common share repurchase amount includes repurchases to offset issuances of common shares under our employee compensation plans

Second Quarter 2020 Trends & Long-term Targets Second Quarter 2020 Trend (vs. First Quarter 2020) . Average Loans: continued strong growth reflecting starting point (EOP balance) and PPP . Deposits: up linked-quarter, supporting loan growth . Net interest income: higher NII reflecting loan growth and lower NIM due to PPP . Noninterest income: − No meaningful market-related valuation adjustments expected − Non-market related fee income should be down slightly, reflecting lower activity levels − Too early to predict market-related revenues . Noninterest expense: relatively stable . Net charge-offs: expected to be at the lower end of 40-60 bps range Note: Given our inability to estimate the impact of COVID-19 on our business and operations in 2020, we are withdrawing the Company’s financial outlook for full-year 2020 that was issued on January 23, 2020. Long-term Targets Positive operating Moderate risk profile: ROTCE: Cash efficiency ratio: Net charge-offs to avg. loans leverage targeted range of 40-60 bps 16% - 19% 54% - 56% PPP= Paycheck Protection Program 16

Appendix 17

Loan Portfolio Detail, at 3/31/2020

Total Loans

$ in billions		3/31/20	% of total loans
Commercial and industrial	$	56.0	54
Commercial real estate		15.3	15
Commercial lease financing		4.7	5
Total Commercial	$	75.9	74%
Residential mortgage		7.5	7
Home equity		10.1	10
Consumer direct		3.8	4
Credit card		1.0	1
Consumer indirect		4.8	5
Total Consumer	$	27.3	26%

Home Equity

		Outstanding Balances			Average Loan Size	Average FICO	2008/ prior vintage
First lien	$	6,218	62%	$	72,368	776	13%
Second lien		3,885	38		46,123	776	24
Total home equity	$	10,103					



Variable 50%
Fixed 50%

- Combined weighted-average LTV at origination: 70%
- $557 million in lines outstanding (9% of the home equity lines) come to end of draw period by 1Q22

Commercial Loans

Diversified Portfolio by Industry

Total commercial loans:



Utilities
Agriculture
Automotive
Business Products
Business Services
Chemicals
Construction
Consumer Discretionary
Consumer Services
Equipment
Finance
Materials/ Extraction
Metals And Mining
Oil And Gas
Other
Public Sector
Real Estate
Technology Media And Telecom
Transportation

Commercial Real Estate

- Focused on relationships with CRE owners
- Aligned with targeted industry verticals
- Primarily commercial mortgage; selective approach to construction
- Criticized non-accruals: 0.6% of period-end balances(a)



Construction
Commercial mortgage
72%
89%
3/31/2010
3/31/2020

Tables may not foot due to rounding
(a) Loan and lease outstandings

18

Investment Portfolio

Average Total Investment Securities



$ in billions
$32.0
$24.0
$16.0
$8.0
$0.0
$31.6
$31.0
2.47%
2.51%
2.75%
2.50%
2.25%
2.00%
1.75%
2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20
Average AFS securities
Average HTM securities
Average yield(a)

Securities Cash Flows (b) as a % of Total Securities



40.0%
30.0%
20.0%
10.0%
0.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
3.8%
3.5%
3.5%
29%
27%
19%
1Q16 3Q16 1Q17 3Q17 1Q18 3Q18 1Q19 3Q19 1Q20
Securities cash flows as a % of total securities(b)
Mortgage rate(c)

(a) Yield is calculated on the basis of amortized cost
(b) Quarterly cash flows annualized

Highlights

- Portfolio used for funding and liquidity management:
  - Portfolio composed primarily of Fixed Rate GNMA and GSE-backed MBS and CMOs
  - GNMA 45% of 1Q20 average balance
  - Reinvestments continue to be in High Quality Liquid Assets
- Mortgage securities cash flows were not reinvested in 1Q20, rather excess stored liquidity was used to fund loan growth
  - Yields on current reinvestment opportunities would be ~100bps lower than runoff yields
- Strategically positioned the portfolio to provide greater yield stability in a lower interest rate environment:
  - Grew allocation to bullet-like or locked-out securities backed by commercial mortgages by ~15%
  - Focused on investing in securities backed by residential mortgage collateral with lower prepayment risks
  - Reduced exposure to net unamortized premiums on mortgage securities
  - Annualized cash flows ~10% lower compared to when mortgage rates were at similar levels in 2016
- Portfolio average life of 4.2 years and duration of 3.6 years at 3/31/2020

(c) Average 30-year Freddie Mac fixed mortgage rate

19

Asset & Liability Management Positioning

Active hedging moderates interest rate risk, protecting and enhancing net interest income

1Q20 Balance Sheet Highlights[(a)]

Loan Composition



Fixed 33%
Prime 12%
1 month LIBOR 42%
3 month LIBOR 7%
Other 6%

Deposit Mix



Noninterest-bearing 25%
Interest-bearing 75%

- Attractive business model with relationship-oriented lending franchise
  - Distinctive commercial capabilities drive C&I growth and ~67% floating-rate loan mix
  - Laurel Road and residential mortgage enhances fixed rate loan volumes with attractive client profile
- Strong, low-cost deposit base
  - ~65% stable retail and low-cost escrow
  - >85% from markets where Key maintains top-5 deposit or branch share
- $30 B securities portfolio structured to provide greater yield stability in a lower rate environment

Actively Managing Interest Rate Risk Position

- Exposure to declining rates increased in 1Q20, driven by market dislocation and widening of LIBOR/ Fed Funds spread
  - Elevated 1M LIBOR rate benefits near term earnings, while increasing forward declining rate risk when measured against unchanged rates
  - NII decline of ~4% for a ramped 100 bps decrease from current rates over 12 months (subject to 25 bps floor)
- Total Hedge portfolio of $25.2 B at 3/31/2020
  - Executed $1.0 B swaps in 1Q20
  - Terminated $4.2 B of swaps with 2020 maturities and $3.9 B of interest rate floors to lock in gains



1Q20
$17.6 B
$7.3 B
$.3 B
A/LM Swaps
Debt Swaps
Floors

- Hedging beginning in 3Q18 significantly reduced impact of recent rate movements (~$22 B in executions through 1Q20)
- Evaluating opportunities to protect and enhance NII through new hedging and/or modifying existing positions
  - Current swap curve limits benefit of additional near term hedging
  - Zero floors on LIBOR in significant portions of floating rate loan book reduces exposure to negative short term rates

(a) Loan, deposit and securities portfolio statistics based on 3/31/2020 ending balances

20

Credit Quality Trends Delinquencies to Period-end Total Loans Criticized Outstandings (a) to Period-end Total Loans Continuing operations Continuing operations .80% 6.0% .60% 4.0% .38% 2.9% .40% .32% 2.7% 2.0% .20% .13% .12% .00% .0% 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 30 – 89 days delinquent 90+ days delinquent Metric (b) 1Q20 4Q19 3Q19 2Q19 1Q19 Delinquencies to EOP total loans: 30-89 days .38% .35% .39% .33% .32 % Delinquencies to EOP total loans: 90+ days .12 .10 .06 .08 .13 NPLs to EOP portfolio loans .61 .61 .63 .61 .61 NPAs to EOP portfolio loans + OREO + Other NPAs .82 .75 .77 .66 .66 Allowance for loan losses to period-end loans 1.32 .95 .96 .97 .98 Allowance for loan losses to NPLs 215.0 156.0 152.6 158.6 161.1 (a) Loan and lease outstandings 21 (b) From continuing operations

Credit Quality

Credit Quality by Portfolio

$ in millions	Period-end loans	Average loans	Net loan charge-offs	Net loan charge-offs[b] / average loans (%)	Nonperforming loans	Ending allowance	Allowance / period-end loans (%)	Allowance / NPLs (%)
	3/31/20	1Q20	1Q20	1Q20	3/31/20	3/31/20	3/31/20	3/31/20
Commercial and industrial[a]	$ 55,983	$ 49,466	$ 55	.45%	$ 277	$ 542	.97%	195.67%
Commercial real estate:								
Commercial Mortgage	13,548	13,548	2	.06	87	207	1.53	237.93
Construction	1,710	1,666	-	-	2	25	1.46	N/M
Commercial lease financing[c]	4,677	4,565	2	.18	5	44	.94	880.00
Real estate – residential mortgage	7,498	7,215	-	-	89	89	1.19	100.00
Home equity	10,103	10,155	2	.08	143	184	1.82	128.67
Consumer direct loans	3,833	3,709	10	1.08	4	116	3.03	N/M
Credit cards	1,041	1,082	9	3.35	3	104	9.99	N/M
Consumer indirect loans	4,805	4,768	4	.34	22	48	1.00	218.18
Continuing total	$ 103,198	$ 96,174	$ 84	.35%	$ 632	$ 1,359	1.32%	215.03%
Discontinued operations	821	838	1	.48	7	43	5.24	614.29
Consolidated total	$ 104,019	$ 97,012	$ 85	.35%	$ 639	$ 1,402	1.35%	219.41%

N/M = Not meaningful

(a) Commercial and industrial ending loan balances include $143 million of commercial credit card balances at March 31, 2020; commercial and industrial average balances include $145 million of assets from commercial credit cards for the three months ended March 31, 2020
(b) Net loan charge-off amounts are annualized in calculation
(c) Commercial lease financing includes receivables held as collateral for a secured borrowing of $14 million at March 31, 2020. Principal reductions are based on the cash payments received from these related receivables

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CECL Implementation 1Q20 CECL ALLL Impact by Portfolio Pre-ASC 326 Impact of As Reported Ending ALLL Adoption ASC 326 Under ASC 326 Provision Charge-offs Recoveries March 31, 2020 $ in millions ALLL Adoption ALLL 12/31/19 1/1/20 1/1/20 3/31/20 3/31/20 3/31/20 3/31/20 Commercial Commercial and industrial $ 551 $ (141) $ 410 $ 187 $ (60) $ 5 $ 542 Real estate – commercial mortgage 143 16 159 50 (3) 1 207 Real estate – construction 22 (7) 15 10 -- 25 Commercial lease financing 35 8 43 3 (2) - 44 Total commercial loans $ 751 $ (124) $ 627 $ 250 $ (65) $ 6 $ 818 Consumer Real estate – residential mortgage 7 77 84 5 -- 89 Home equity loans 31 147 178 8 (4) 2 184 Consumer direct loans 34 63 97 29 (12) 2 116 Credit cards 47 35 82 31 (11) 2 104 Consumer indirect loans 30 6 36 16 (9) 5 48 Total consumer loans $ 149 $ 328 $ 477 $ 89 $ (36) $ 11 $ 541 Total ALLL – continuing operations 900 204 1,104 339 (101) 17 1,359 Discontinued operations 10 31 41 3 (2) 1 43 Total ALLL $ 910 $ 235 $ 1,145 $ 342 $ (103) $ 18 $ 1,402 Note: Tables may not foot due to rounding 23

GAAP to Non-GAAP Reconciliation Three months ended $ in millions 3/31/2020 12/31/2019 3/31/2019 Notable Items Provision for credit losses -$ (16) - - Professional fees related to fraud loss - (4) - Efficiency initiative expenses - -$ (26) Pension settlement charge - (18) - Total notable items -$ (38) $ (26) Income taxes - (9) (6) Total notable items after tax -$ (29) $ (20) Tangible common equity to tangible assets at period end Key shareholders' equity (GAAP) $ 17,411 $ 17,038 $ 15,924 Less: Intangible assets (a) 2,894 2,910 2,804 Preferred Stock (b) 1,856 1,856 1,421 Tangible common equity (non-GAAP) $ 12,661 $ 12,272 $ 11,699 Total assets (GAAP) $ 156,197 $ 144,988 $ 141,515 Less: Intangible assets (a) 2,894 2,910 2,804 Tangible assets (non-GAAP) $ 153,303 $ 142,078 $ 138,711 Tangible common equity to tangible assets ratio (non-GAAP) 8.26% 8.64% 8.43% Pre-provision net revenue Net interest income (GAAP) $ 981 $ 979 $ 977 Plus: Taxable-equivalent adjustment 8 8 8 Noninterest income 477 651 536 Less: Noninterest expense 931 980 963 Pre-provision net revenue from continuing operations (non-GAAP) $ 535 $ 658 $ 558 Average tangible common equity Average Key shareholders' equity (GAAP) $ 17,216 $ 17,178 $ 15,702 Less: Intangible assets (average) (c) 2,902 2,919 2,813 Preferred Stock (average) 1,900 1,900 1,450 Average tangible common equity (non-GAAP) $ 12,414 $ 12,359 $ 11,439 Return on average tangible common equity from continuing operations Net income (loss) from continuing operations attributable to Key common shareholders (GAAP) $ 118 $ 439 $ 386 Plus: Notable items, after tax - 29 20 Net income (loss) from continuing operations attributable to Key common shareholders excl. notable items $ 118 $ 468 $ 406 Average tangible common equity (non-GAAP) 12,414 12,359 11,439 Return on average tangible common equity from continuing operations (non-GAAP) 3.82% 14.09% 13.69% Return on average tangible common equity from continuing operations excl. notable items (non-GAAP) 3.82% 15.02% 14.39% (a) For the three months ended March 31, 2020, December 31, 2019, and March 31, 2019, intangible assets exclude $6 million, $7 million, and $12 million, respectively, of period-end purchased credit card receivables (b) Net of capital surplus (c) For the three months ended March 31, 2020, December 31, 2019, and March 31, 2019, intangible assets exclude $7 million, $8 million, and $13 million, 24 respectively, of average purchased credit card receivables

GAAP to Non-GAAP Reconciliation PAGE TWO: Three months ended $ in millions 3/31/2020 12/31/2019 3/31/2019 Net loan charge-offs to average total loans excluding notable items Net loan charge-offs (GAAP) $ 84 $ 99 $ 64 Less: Notable items - 16 - Net loan charge-offs excluding notable items (non-GAAP) $ 84 $ 83 $ 64 Average loans outstanding $ 96,174 $ 93,607 $ 89,649 Net loan charge-offs to average loans excluding notable items (non-GAAP) .35% .35% .29% Provision for credit losses excluding notable items Provision for credit losses (GAAP) $ 359 $ 109 $ 62 Less: Notable items -$ 16 - Provision for credit losses excluding notable items (non-GAAP) $ 359 $ 93 $ 62 Cash efficiency ratio Noninterest expense (GAAP) $ 931 $ 980 $ 963 Less: Intangible asset amortization 17 19 22 Adjusted noninterest expense (non-GAAP) $ 914 $ 961 $ 941 Less: Notable items - 22 26 Adjusted noninterest expense (non-GAAP) $ 914 $ 939 $ 915 Net interest income (GAAP) $ 981 $ 979 $ 977 Plus: Taxable-equivalent adjustment 8 8 8 Noninterest income 477 651 536 Total taxable-equivalent revenue (non-GAAP) $ 1,466 $ 1,638 $ 1,521 Cash efficiency ratio (non-GAAP) 62.3% 58.7% 61.9% Cash efficiency ratio excluding notable items (non-GAAP) 62.3% 57.3% 60.2% 25